Exhibit 99.2
PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Consolidated Financial Statements
(Unaudited)
March 31, 2007 and 2006

PRAIRIE PACKAGING, INC. AND SUBSIDIARY

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Consolidated Balance Sheets (Unaudited)
March 31, 2007 and December 31, 2006
(In thousands except share amounts)

Assets	March 31, 2007	December 31, 2006

Current assets:
Cash	$1,868	3,297
Accounts receivable (net of allowance for doubtful accounts of $305 and $290 at March 31, 2007 and December 31, 2006, respectively)	57,800	54,379
Inventories	63,504	54,514
Other current assets	2,809	5,461

	125,981	117,651

Property and equipment, net of accumulated depreciation and amortization	141,715	130,243

Other assets:
Deferred financing costs (net of accumulated amortization of $150 and $130 at March 31, 2007 and December 31, 2006, respectively)	313	329
Other assets	28	28

	$268,037	248,251

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$42,133	44,155
Accrued expenses and other current liabilities	19,046	24,299
Current portion of obligations under capital leases	402	394

	61,581	68,848

Long-term liabilities:
Revolving line of credit	63,221	41,870
Senior secured notes payable	50,000	50,000
Obligations under capital leases, net of current portion	132	236
Industrial development revenue bonds payable	5,000	5,000
Other liabilities	4,141	5,453

Total liabilities	184,075	171,407

Stockholders’ equity:
Common stock, $0.01 par value. Authorized 7,000,000 shares; issued 5,782,272 shares	58	58
Additional paid-in capital	6,006	6,006
Retained earnings	78,451	71,333
Treasury stock (33,092 shares)	(553)	(553)

	83,962	76,844

	$268,037	248,251

See accompanying notes to unaudited consolidated financial statements.

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Consolidated Statements of Income (Unaudited)
For the three months ending March 31, 2007 and 2006
(In thousands)

	2007	2006

Net sales	$106,905	90,931
Cost of goods sold	83,029	70,915

Gross profit	23,876	20,016

Operating expenses:
Freight out	2,077	2,068
Selling	1,908	1,786
General and administrative	4,553	4,217

	8,538	8,071

Income from operations	15,338	11,945

Other expenses (income):
Interest expense, net	1,510	1,399
Amortization of deferred financing costs	20	17
Other income, net	(27)	(68)

	1,503	1,348

Income before taxes	13,835	10,597

Income tax expense	214	165

Net income	$13,621	10,432

See accompanying notes to unaudited consolidated financial statements.

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows (Unaudited)
For the three months ending March 31, 2007 and 2006
(In thousands except share amounts)

	2007	2006

Cash flows from operating activities:
Net income	$13,621	10,432
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,259	4,373
Increase (decrease) in cash from changes in:
Accounts receivable, net	(3,421)	(3,666)
Inventories	(8,990)	(2,798)
Other current assets	2,652	764
Accounts payable	(2,022)	3,066
Accrued expenses and other current liabilities	(5,253)	(1,047)
Other liabilities	(1,312)	255

Net cash provided by operating activities	534	11,379

Cash flows from investing activities:
Purchases of property and equipment	(16,711)	(6,285)

Net cash used in investing activities	(16,711)	(6,285)

Cash flows from financing activities:
Payment of deferred financing costs	(3)	(5)
Principal borrowings, net on bank revolving line of credit	21,351	2,171
Principal payments on notes payable and capital lease obligations	(96)	(90)
Dividends paid to stockholders	—	—
Cash distribution to stockholders for payment of income taxes	(6,504)	(5,319)

Net cash used in financing activities	14,748	(3,243)

Net increase in cash	(1,429)	1,851

Cash, beginning of period	3,297	1,800

Cash, end of period	$1,868	3,651

Supplemental disclosures of cash flow information:
Cash paid during the period for interest (including amounts capitalized of $150 and $0 in 2007 and 2006, respectively):
Bank and other	$1,510	1,399
Cash paid during the period for income taxes	366	454
See accompanying notes to unaudited consolidated financial statements.

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Notes to Unaudited Consolidated Financial Statements
(In thousands except share amounts)
(1)	Summary of Significant Accounting Policies
(a)	Description of Business

The consolidated financial statements include the accounts of Prairie Packaging, Inc. and its wholly owned subsidiary (the Company), Prairie Packaging UK Limited, after elimination of significant intercompany transactions and accounts. The consolidated financial statements are unaudited. In our opinion, the accompanying financial statements contain all normal recurring adjustments necessary to present fairly the results of operations, financial position and cash flows for the periods and at the dates indicated.

The Company is engaged in the manufacture and distribution of disposable plastic products for the food service and mass merchandising industry. Operations and distribution are conducted from leased facilities in Bedford Park, Illinois, Bridgeview, Illinois, Bolingbrook, Illinois, and Woodridge, Illinois and Huntersville, North Carolina. Customers consist of mass retailers and food service companies located throughout the United States.

(b)	Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience. The Company reviews its allowance for doubtful accounts monthly. Past-due balances over 60 days and over a specified amount are reviewed individually for collectibility. All other balances are reviewed based upon the financial condition of the customer. Account balances are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

(c)	Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first in, first out (FIFO) method.

(d)	Property and Equipment

Property and equipment are stated at cost. For financial reporting purposes, depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. The useful lives for machinery and equipment are 5 to 12 years and for software is 5 years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. Upon sale or retirement, the related cost and accumulated depreciation of the asset are removed from the accounts and any resulting gain or loss is included in operations.

Costs related to capacity additions, such as production equipment and packaging lines, and costs of modernization efforts resulting in the betterment of existing equipment are capitalized. Interest is capitalized on construction projects.

(e)	Deferred Financing Costs

Deferred financing costs are being amortized using the straight-line method over the term of the related debt.

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Notes to Unaudited Consolidated Financial Statements
(In thousands except share amounts)
(f)	Accounts Payable

Accounts payable include checks that have not cleared the bank of $6,635 and $13,830 at March 31, 2007 and December 31, 2006, respectively.

(g)	Income Taxes

The stockholders elected for the Company to be treated as a Subchapter S corporation for income tax purposes and, as a result, the stockholders are responsible for federal income tax liabilities arising from the Company’s operations. Accordingly, no liability or provision for federal income taxes is included in the accompanying consolidated financial statements. However, the Company’s income is subject to the State of Illinois Replacement Tax as well as certain other state income taxes, which amounted to $214 and $165 for the periods ended March 31, 2007 and 2006, respectively.

(h)	Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(i)	Revenue Recognition

The Company recognizes revenue on sales when products are shipped, which corresponds to when title passes to the customer. The shipping and handling costs related to revenue are recorded as Operating Expense — Freight Out on the accompanying consolidated statements of income. Cost incurred for promotional sales programs such as volume rebates, cash discounts, one-time acquisition payments, and similar promotional expenses are recorded as a reduction to net sales.
(2)	Inventories

Inventories consist of the following at March 31, 2007 and December 31, 2006:

	March 31, 2007	December 31, 2006

Raw material and supplies	$14,710	19,870
Work in progress	5,337	4,363
Finished goods	43,457	30,281

	$63,504	54,514

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Notes to Unaudited Consolidated Financial Statements
(In thousands except share amounts)
(3)	Property and Equipment

Property and equipment consists of the following at March 31, 2007 and December 31, 2006:

	March 31, 2007	December 31, 2006

Machinery and equipment	$189,088	189,088
Software	4,068	4,068
Leasehold improvements	17,927	17,927

	211,083	211,083
Less accumulated depreciation and amortization	(95,930)	(90,691)

	115,153	120,392
Construction in progress	26,562	9,851

	$141,715	130,243

The Company records all additions to construction in progress during the year and reclasses amounts to their appropriate property and equipment category at the end of the year. As completed projects are placed in service, appropriate estimates of depreciation are recorded in results of operations each month.
(4)	Real Property Leases

The Company leases all of its warehouse, manufacturing, and office facilities under operating leases. These leases generally contain renewal options for periods that are from five to ten years.

The Company is also obligated to pay real estate taxes, insurance, certain maintenance, and other operating costs relating to the real property leases.

Future minimum payments under noncancelable operating leases having initial or remaining lease terms in excess of one year as of March 31, 2007 are as follows:

Operating
leases

2007	$5,047
2008	7,147
2009	7,257
2010	5,910
2011	4,280
Thereafter	18,313

$47,954

Total rental expense for periods ending March 31, 2007 and 2006 was $2,460 and $1,637, respectively.

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Notes to Unaudited Consolidated Financial Statements
(In thousands except share amounts)
(5)	Industrial Development Revenue Bonds Payable

On December 14, 1995, the Company completed a $5,000 Industrial Development Revenue Bond financing arrangement with the Illinois Development Finance Authority (IDFA) and LaSalle. The IDFA issued $5,000 of Industrial Development Revenue Bonds and immediately loaned the proceeds to the Company for purposes of acquiring machinery and equipment and making leasehold improvements for the Company’s Bridgeview, Illinois manufacturing facility. The bonds mature on December 1, 2010 and bear interest at varying rates not to exceed 12.00% per annum (3.73% at March 31, 2007). Interest is payable monthly.

Pursuant to the terms of an Indenture of Trust, LaSalle has deposited with the Trustee an irrevocable letter of credit in the amount of $5,074 expiring September 24, 2008 for the benefit of the owners of the bonds.

(6)	Employee Benefits

The Company has a profit sharing and 401(k) plan covering substantially all employees 21 years of age and older. Employees may make before-tax contributions from their gross pay (limited to 15% of annual employee compensation). The Company may match the employees’ before-tax contributions and make profit-sharing contributions at the discretion of its board of directors. Employees are eligible for the company match after completing one year of service. As of March 31, 2007, the matching rate was 100% of the first 3% of compensation contributed by an employee to the plan and 50% of the next 2% of the participant’s compensation contributed to the plan. Matching and profit sharing contributions for the three months ending March 31, 2007 and 2006 amounted to approximately $628 and $447, respectively.

(7)	Related-Party Transactions

In 2005, the Company entered into a joint venture agreement with a customer. Transactions for the three months ending March 31, 2006 and 2007 were not material in nature.

In 2006, the Company entered into a lease for a manufacturing and distribution facility from a corporation where substantially all the shareholders are the same as the Company’s shareholders. The lease is for an initial thirteen-year term expiring in 2019 with two renewal options of five years each. Rent payments are at market rates. It has been classified as an operating lease. Total rent expense associated with this lease for the three months ending March 31, 2007 and 2006 was $284 and $0, respectively.

(8)	Subsequent event

On June 5, 2007 all of the common stock of the Company was acquired by Pactiv Corporation (Pactiv) and the Company and its subsidiary became a wholly owned subsidiary of Pactiv. At the time of the acquisition all of the Company’s outstanding debt with the exception of $5,000 of Industrial Revenue Bonds (see note 5) were repaid in full.